                                 Exhibit No. 4.2

                                    WARRANT

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF MAY BE TRANSFERRED TO ANYONE UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


No. 1997A-2                                             Warrant to Subscribe for
                                                                   40,000 Shares

                              STOCK SUBSCRIPTION WARRANT
                    To Subscribe For and Purchase Common Stock of
                                 HARMONY BROOK, INC.

     THIS WARRANT CERTIFIES THAT, for value received, Donald R. Brattain is entitled to subscribe for and purchase from Harmony Brook, Inc., a Minnesota corporation (the "Company"), an aggregate of 40,000 shares of Common Stock of the Company at an exercise price of $.56 per share from the date hereof through February 18, 2002.

     This Warrant is subject to the following provisions, terms and conditions:

     1. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), at any time through February 18, 2002, by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) on the exercise date at the principal office of the Company accompanied by payment by certified check of the purchase price for such shares. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder


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hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

     2. EXERCISE PERIOD. Notwithstanding any other provision of this Warrant, this Warrant may be exercised only at such time as the Common Stock issuable to the holder hereof upon exercise may be issued to such holder pursuant to an exemption from registration under federal or state securities laws.

     3. RESTRICTIONS ON TRANSFER OF WARRANT AND COMMON STOCK. Neither this Warrant nor the Common Stock purchasable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or state securities laws. Neither this Warrant nor such Common Stock may be sold, transferred, pledged or otherwise disposed of except pursuant to registration under the Act and under applicable state securities laws, or until the Holder has obtained an opinion of counsel satisfactory to the Company and its counsel to the effect that such registration is not required. The Company will cause the following legend or one similar thereto to be set forth on each certificate representing shares of Common Stock issuable upon exercise of this Warrant:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED TO ANYONE UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     4. DEMAND REGISTRATION. (a) Subject to subparagraphs (b) and (c) below, the holders of not less than 75% of the shares issued or issuable upon exercise of the Company's Series 1997A Warrants may request, in writing, registration under the Act for resale of all, but not less than all, of the Common Stock purchasable upon the exercise of such Warrants. The Company shall determine which registration form to utilize.

     (b) The holder hereof shall be entitled to one (1) such demand registration pursuant to Section 4(a), which shall be requested no later than March 15 of any year through 2001.

     (c) The Company shall pay all costs and expenses of the registration except for the fees of the holder's legal counsel and the payment of underwriter's commissions and expenses relating to the registration of the holder's Common Stock which costs and expenses shall be the responsibility of the holder.

     5.   PIGGYBACK REGISTRATION.  (a)  Subject to subparagraphs (b), (c) and
(d) below, if prior to December 31, 2001, the Company proposes to register any of its Common Stock under the Act covering a public offering of such Common Stock (other than on Forms S-4, S-8, S-15 or other similarly inappropriate form or primarily a registration for Common Stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation), it shall promptly notify the holder hereof prior to such filing and will include in such registration (to the extent permitted by applicable state and federal regulations) resale by the holder hereof of all or any part of the Common Stock purchasable upon the exercise of this Warrant as requested by the holder hereof.

     (b) If the offering to which the registration relates is to be distributed by or through an underwriter or underwriters, then, at the option of such underwriter or underwriters and as a condition to the inclusion of all or any part of such Common Stock in such registration, the Common Stock shall be sold through such underwriter or underwriters on the same terms and conditions as the underwriter or underwriters agree to sell the shares of Common Stock on behalf of the Company. The Company may, in its sole discretion, withdraw any such registration and abandon the proposed offering in which the holder hereof had requested to participate without the consent of, or liability or obligation to, the holder hereof. If the registration has not become effective within six (6) months following the date such notice is given to the holder hereof, the Company must again notify the holder hereof in the manner provided in subparagraph (a) above.

     (c) the holder hereof shall be entitled to one (1) piggyback registration at any time after the date hereof, and prior to February 18, 2002.

     (d) The Company shall pay all costs and expenses of the registration except for the fees of the holder's legal counsel, costs or expenses with respect to the holder's compliance with the securities laws of any state incurred as a direct result of any action or request of the holder hereof which would not otherwise have been incurred by the Company, and the payment of underwriter's commissions and expenses relating to the registration of the subject Common Stock, and the Company shall not be responsible for such costs and expenses.

     6. DELIVERY OF STOCK CERTIFICATES. Certificates for the shares of stock purchased pursuant to the exercise of this Warrant shall be delivered to the holder hereof within a reasonable time, not exceeding thirty (30) days, after the rights represented by this Warrant shall have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

     7. COVENANTS OF COMPANY. The Company covenants that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised:

     (a) the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant;

     (b) the Company shall, upon request, furnish the holder hereof annual financial statements of the Company, including a balance sheet, statement of profit and loss and statement of retained earnings, within ninety (90) days following the end of the fiscal year of the Company and quarterly unaudited financial statements of the Company within forty-five (45) days following the end of each fiscal quarter; and

     (c) that the holder hereof may reasonably examine the Company's books and records at its principal place of business during normal business hours, upon five (5) days notice.

     8.   ADJUSTMENTS.  The above provisions are subject to the following:

     (a) The warrant exercise price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant exercise price, the holder of this Warrant shall thereafter be entitled to exercise, at the warrant exercise price resulting from such adjustment, the number of shares obtained by multiplying the warrant exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant exercise price resulting from such adjustment.

     (b) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the warrant exercise price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant exercise price in effect immediately prior to such combination shall be proportionately increased.

     (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant exercise price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

     (d) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the exercise price in effect at the opening of business on the day following the record date for such dividend distribution shall be reduced by multiplying the current exercise price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date and the denominator shall be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

     (e) Upon any adjustment of the warrant exercise price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (f)  In case any time:

          (1) There shall be any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another corporation; or

          (2) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which the books of the Company shall close or a record of shareholders shall be taken for such event. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such event.

     (g) If any event occurs as to which in the opinion of the Board of Directors the other provisions of this paragraph 8 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

     9. NO RIGHTS OF STOCKHOLDERS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company until the issuance of a certificate for Common Stock hereunder.

     10. REPRESENTATIONS OF WARRANT HOLDER. The holder hereof, by acceptance of this Warrant represents and warrants as follows:

     (a) the holder hereof is acquiring this Warrant and any shares of Common Stock purchasable upon the exercise of this Warrant for his/her/its own account, for investment purposes only and not with a view to resale or distribution, and the holder hereof has no present intention of selling or otherwise disposing of this Warrant or such shares of Common Stock.

     (b) the holder hereof has had an opportunity to review the books and records of the Company, has been furnished all documents, records or other property of the Company, has had the opportunity to review the business and operations of the Company and has been furnished access to any and all further documents or officers of the Company for purposes of making its own investigation into the affairs of the Company.

     (c) the holder hereof is an accredited investor as that term is defined in Regulation D under the Act.

     11. NOTICES. All notices provided for hereunder shall be sent by first class mail, if to the Company at:

          Harmony Brook, Inc.
          1030 Lone Oak Road
          Suite 110
          Eagan, MN  55121
          Attn:  President

          with a copy to:

          Alan C. Eidsness and Jeffrey N. Saunders
          Henson & Efron, P.A.
          1200 Title Insurance Building
          400 Second Avenue South
          Minneapolis, MN  55401

(or such other address as the Company may from time to time notify the holder of this Warrant), and if to the holder of this Warrant, at the address appearing on the warrant register maintained by the Company in accordance herewith.

     12. GOVERNING LAW. The provisions of this Warrant shall be construed and governed by the substantive laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

    IN WITNESS WHEREOF, HARMONY BROOK, INC. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated this 18th day of February, 1997.


                                  HARMONY BROOK, INC.


                                  By:   /s/ James C. Hawley
                                     ------------------------------
EX4-2.WP                               James C. Hawley, President

                                 FORM OF SUBSCRIPTION
                     (To be signed only upon exercise of Warrant)

TO:      Harmony Brook, Inc., 1030 Lone Oak Road, Suite 110, Eagan, Minnesota
         55121

      The undersigned, being the owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented by this Warrant for and to purchase hereunder _____ shares of common stock of Harmony Brook, Inc. at a price of $____ per share, and makes payment of $______ by certified check for such shares. The undersigned requests that the certificate for such shares be issued and delivered to the undersigned at the address set forth below.
If such shares purchased shall not be all of the shares purchasable hereunder, the undersigned requests that a new Warrant of like tenor for the balance of the shares purchased hereunder be delivered to the undersigned at the address set forth below.

     Dated: ________________

                                       __________________________________

                                       __________________________________
                                       Address

                                       __________________________________
                                       Taxpayer Identification Number or
                                       Social Security Number